EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

ARIEL WAY, INC.,

SYREI ACQUISITION LTD.,

SYREI HOLDING UK LIMITED,

SYREI AB,

 AND

SYREI LIMITED

AMENDMENT NO. 2

Dated as of July 1, 2008

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

THE AGREEMENT AND PLAN OF MERGER, dated as of January 31, 2008 (the "Agreement"), is herewith amended as Amendment No. 2 dated as of July 1, 2008 as follows:

1.

Page 3, Section 1.7 (b) substitute 245 days for 135 days;

2.

Page 3, Section 1.7 (b) substitute 260 days for 150 days;

3.

Page 4, Section 1.9 (a) substitute 245 days for 135 days;

4.

Page 4, Section 1.9 (a) substitute 260 days for 150 days;

* * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Buyer, Buyer Sub, the Company, the Company Sub and the Stockholder have executed this Amendment No. 2 to the Agreement as of the date first written above.

ARIEL WAY, INC.

By:
Name: Arne Dunhem
Title: Chairman and CEO

SYREI ACQUISITION LTD.

By:
Name: Arne Dunhem
Title: Chief Executive Officer

SYREI HOLDING UK LIMITED

By:
Name:
Title: Director

SYREI AB

By:
Name: Thomas Strangert
Title: Chief Executive Officer

SYREI LIMITED

By:
Name:
Title: Director

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]